Exhibit 10.3

                                 AMENDMENT NO. 1
                                       TO
                        EMPLOYMENT CONTINUATION AGREEMENT


      This Amendment No. 1 (this "Amendment") to the Employment Continuation Agreement dated April 1, 2003 (the "Agreement") by and among John Hancock Life Insurance Company, a Massachusetts corporation (the "Company"), John Hancock Financial Services, Inc., a Delaware corporation ("JHFS"), James M. Benson (the "Executive"), and Manulife Financial Corporation, a corporation organized under the laws of Canada ("Manulife"), is dated this 28th day of September, 2003.

      WHEREAS, the Agreement provides benefits and protection to the Executive in the event of a Change in Control or Potential Change in Control (as such terms are defined in the Agreement);

      WHEREAS, JHFS, Manulife and Jupiter Merger Corporation ("Merger Co.") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which, and subject to the terms and conditions of which, Merger Co. will merge with JHFS (the "Merger");

      WHEREAS, the Company, JHFS, the Executive and Manulife are entering into this Amendment in reliance upon the acknowledgment by the Company, JHFS, the Executive and Manulife that the Merger and the other transactions contemplated by the Merger Agreement will, upon consummation thereof at the Effective Time, constitute a "Change of Control" under the Agreement; and

      WHEREAS, in connection with the Merger, the Company, JHFS and the Executive desire to amend the Agreement as set forth herein, and, for certain purposes set forth below, Manulife desires to become a party to this Amendment.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed among the Company, JHFS, the Executive and Manulife as follows:

1. All capitalized, undefined terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

2. This Amendment shall become effective as of the date first set forth above; provided, however, that if the Merger Agreement is terminated prior to the Effective Time (as defined in the Merger Agreement), then this Amendment shall automatically terminate and shall be of no further force or effect. Each of the Company, JHFS, the Executive and Manulife acknowledges that the Merger and the other transactions contemplated by the Merger Agreement will, upon consummation thereof at the Effective Time, constitute a "Change of Control" under the Agreement.

3. Section 4 of the Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following subsection (a) therefor:

                  "(a) Titles, Positions and Duties. During the Employment
            Period, the Executive's position (including status, offices and titles), authority, duties and responsibilities shall be as set forth below. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date. During the Employment Period, so long as the Executive is employed by the Surviving Corporation (as defined in the Agreement and Plan of Merger, dated September 28, 2003, by and among Manulife, JHFS and Merger Co. (the "Merger Agreement")) or the
            Company:

                  (i) the Executive shall hold the titles of (A) on and after the Effective Date, Senior Executive Vice President, U.S. Life and Long Term Care Products of the Surviving Corporation and Senior Executive Vice President, U.S. Life and Long Term Care Products of the Company and (B) on and after the Effective Date, Senior Executive Vice President of Manulife, provided that if any other individual having a title of Senior Executive Vice President of Manulife is assigned one or more additional or superior titles (or such individual's Senior Executive Vice President title is supplemented by an additional or superior title or designation) commensurate with such individual's responsibilities, duties and authority, then the Executive shall likewise be assigned one or more additional or superior titles (or supplemental title or designation to his Senior Executive Vice President title), as the case may be, commensurate with the Executive's responsibilities, duties and authority; and

                        (ii) the Executive shall, on and after the Effective
                  Date, (A) be a member of any Executive Committee or Policy Committee or committee having a similar function (other than any such committee that is a committee of the Board of Directors consisting solely of directors (a "Board Committee")) of Manulife, the Surviving Corporation or the Company and (B) be a member of any Executive Committee or Policy Committee or committee having a similar function that is a Board Committee of the Surviving Corporation or the Company, but only if the Executive is a director of the Surviving Corporation or the Company, as the case may be; and

                        (iii) the Executive shall be responsible for marketing,
                  sales, product development, financial reporting, service and business unit specific IT development for U.S. Life and Long Term Care Products, whether or not such activities are conducted through the Surviving Corporation; and

                        (iv) in his capacity as Senior Executive Vice President,
                  U.S. Life and Long Term Care Products of the Surviving Corporation, the Executive shall report solely to the Chairman and Chief Executive Officer of the Surviving Corporation and to the Board of Directors of the Surviving Corporation; and

                        (v) in his capacity as Senior Executive Vice President,
                  U.S. Life and Long Term Care Products of the Company, the Executive shall report solely to the Chairman and Chief Executive Officer of the Company and to the Board of Directors of the Company; and

                        (vi) the Executive shall also hold, exercise and be
                  assigned such responsibilities, duties and authority as are customarily held and exercised by, and assigned to, an individual serving as Senior Executive Vice President of a Canadian and U.S. public company comparable in size, structure and nature to Manulife. In his capacity as Senior Executive Vice President of Manulife, the Executive shall report solely to the Chief Operating Officer and President-Elect and the Board of Directors of Manulife."

4. Section 6(d) of the Agreement is hereby amended by deleting subsection (i) thereof in its entirety and substituting the following subsection (i) therefor:

                  "(i) the assignment to the Executive of any duties
            inconsistent in any material adverse respect with the Executive's position, authority or responsibilities, as contemplated by Section 4 of this Agreement, or any other material adverse change or significant reduction in position, titles, reporting lines, authority or responsibilities, other than any such assignment inconsistent with the foregoing that is inadvertent and cured by the Company or JHFS, as applicable, within ten (10) business days after receipt by the Board of Directors of the Company or the Board of Directors of JHFS, as applicable, of written notice thereof given by the Executive;"

5. Section 6(d) of the Agreement is amended by deleting subsection (ii) thereof in its entirety and substituting the following subsection (ii) therefor:

                  "(ii) any failure by the Company or JHFS to comply with any of the provisions of Section 5 (other than Section 5(c)) of this Agreement, other than an insubstantial or inadvertent failure that is cured by the Company or JHFS, as applicable, within ten (10) business days after receipt by the Board of Directors of the Company or the Board of Directors of JHFS, as applicable, of written notice thereof given by the Executive;"

6. Section 7(b-2) of the Agreement is further amended by adding the words "(with twenty (20) years payment guaranteed)" immediately following the words "for the remainder of his lifetime" and immediately before the words ", except that".

7. By executing this Amendment, Manulife hereby expressly assumes and agrees to perform the Agreement, as amended by this Amendment, in accordance with
      Section 13 thereof; provided, however that the Executive hereby acknowledges and agrees that in no event shall anything in this Amendment (or the Agreement) be construed or applied to entitle the Executive to receive payments or benefits under the Restated Agreement that are duplicative of any payments or benefits provided to the Executive by any of the Company, JHFS or Manulife under any other agreement or plan that provides for payments or benefits upon a change of control. Manulife further acknowledges and agrees to be bound by (1) the methodologies for determining the amounts payable to the Executive pursuant to the provisions of Sections 7(c), 7(d) and 7(f) of the Agreement and (2) the amounts that would be payable to the Executive if the Executive were entitled to receive the payments and benefits set forth in such Sections as of the Closing Date (as such term is defined in the Merger Agreement) in each case as such methodologies and amounts are set forth on Schedule A attached hereto. Manulife acknowledges that, in accordance with the Agreement, the Company shall designate in writing primary and alternate Accountants to Manulife on or prior to the Closing Date.

8. Except as amended by this Amendment, all other terms of the Agreement shall remain in full force and effect; provided, that, until the earlier to occur of (i) the date that this Amendment terminates and is of no further force and effect pursuant to Section 2 of this Amendment and (ii) the Effective Time of the Merger, the Company, JHFS and the Executive each hereby agrees and acknowledges that the Agreement (as amended by this Amendment) shall not be amended without the prior written consent of Manulife.

9. Subject to Section 8 of this Amendment, this Amendment shall be subject to the "Miscellaneous" provisions contained in Section 14 of the Agreement, which are incorporated by reference herein, provided that any notice or other communication under the Agreement or this Amendment to be delivered to Manulife shall be provided to the following address in accordance with
      Section 14(e) of the Agreement: Manulife Financial Corporation, 200 Bloor Street East, Toronto, Ontario M4W 1E5, attention: General Counsel. This Amendment may be executed in or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company, JHFS and Manulife have caused this Amendment to be executed in their respective names and on their behalf, all as of the day and year first above written.

                             JOHN HANCOCK LIFE INSURANCE COMPANY


                             By:_________________________________
                                Name: David D'Alessandro
                                Title: Chairman, President and
                                Chief Executive Officer


                             JOHN HANCOCK FINANCIAL
                                 SERVICES, INC.


                             By:_________________________________
                                Name: David D'Alessandro
                                Title: Chairman, President and
                                Chief Executive Officer


                             EXECUTIVE:


                             ____________________________________
                             James M. Benson


                             MANULIFE FINANCIAL CORPORATION


                             By:_________________________________
                                Name: Dominic D'Alessandro
                                Title: President and Chief Executive Officer


Signature Page to Amendment to Employment Continuation Agreement